As filed with the Securities and Exchange Commission on August 6, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Ameresco, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street,	Suite 410,	Framingham,	MA	1701
(Address of Principal Executive Offices)				(Zip Code)
2017 Employee Stock Purchase Plan, as amended
(Full Title of the Plan)
George P. Sakellaris President and Chief Executive Officer
111 Speen Street, Suite 410
Framingham, Massachusetts 01701
(Name and Address of Agent For Service)

(508) 661-2200
(Telephone number, including area code)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed to register 225,000 additional shares of common stock, par value $0.0001 per share, of Ameresco, Inc. (the “Company”) issuable under the Company's 2017 Employee Stock Purchase Plan, as amended (the “ESPP”).

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statements on Form S-8 (Registration No. 333-219864) filed with the Securities and Exchange Commission on August 10, 2017, Form S-8 (Registration No. 333-226698) filed with the Securities and Exchange Commission on August 8, 2018, and Form S-8 (Registration No. 333-238792) filed with the Securities and Exchange Commission on May 29, 2020, including the documents incorporated by reference therein, related to the ESPP are incorporated by reference into this Registration Statement, except as set forth below, in each case, except to the extent amended or superseded by the contents hereof.

Item 8. Exhibits.

EXHIBIT INDEX
Exhibit No.	Description
4.1
Restated Certificate of Incorporation of the registrant. Filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on July 30, 2010 and incorporated herein by reference.

4.2
Second Amended and Restated By-Laws of the registrant. Filed as Exhibit 3.1 to the registrant’s Quarterly Report on Form 8-K filed with the Commission on April 24, 2023 and incorporated herein by reference.

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant.
23.1*	Consent of RSM US LLP.
23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).
24.1	Power or Attorney (included in the signature pages of this registration statement)
99.1	2017 Employee Stock Purchase Plan, as amended. Filed as Exhibit 10.3 to the registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 6, 2024.
107*	Filing Fee Table
*Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the town of Framingham, Massachusetts, on this 6th day of August 2024.

AMERESCO, INC.
By:	/s/ Spencer Doran Hole
Spencer Doran Hole
Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George P. Sakellaris	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	August 6, 2024
George P. Sakellaris
/s/ Spencer Doran Hole	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 6, 2024
Spencer Doran Hole
/s/ Mark Chiplock	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 6, 2024
Mark Chiplock
/s/ David J. Corrsin	Director	August 6, 2024
David J. Corrsin
/s/ Claire Hughes Johnson	Director	August 6, 2024
Claire Hughes Johnson
/s/ Nickolas Stavropoulos	Director	August 6, 2024
Nickolas Stavropoulos
/s/ Jennifer L. Miller	Director	August 6, 2024
Jennifer L. Miller
/s/ Joseph W. Sutton	Director	August 6, 2024
Joseph W. Sutton
/s/ Frank V. Wisneski	Director	August 6, 2024
Frank V. Wisneski
/s/ Charles R. Patton	Director	August 6, 2024
Charles R. Patton